Exhibit 99(a)(5)(n)

委托协议及授权委托书

Proxy Agreement and Power of Attorney

本委托协议及授权委托书（“本协议”）于 2019 年 9 月 16 日由以下各方于____订立：

This Proxy Agreement and Power of Attorney (this “Agreement”) is entered into in ____ as of September 16, 2019 by and among the following parties:

(1)	耀世星辉新文娱（北京）科技有限公司（“外资企业”），一家根据中华人民共和国（“中国”）法律在中国北京注册成立的外商独资企业，地址为北京市顺义区高丽营镇文化营村北(临空二路1号科技创新功能区)。外资企业的股权由Glory Star New Media Group Limited（“最终控股股东”），一家在开曼群岛获豁免的有限责任公司，最终实益持有100%；

Glory Star New Media (Beijing) Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China” or “PRC”), under the PRC laws; its address is North of Cultural Camp Village, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Zone, No.1 Linkong Second Road). WFOE’s 100% equity is ultimately and beneficially held by Glory Star New Media Group Limited (the “Ultimate Controlling Shareholder”), a limited liability company exempted in the Cayman Islands;

(2)	星璀璨国际传媒（北京）有限公司(“星璀璨”)，一家根据中国法律在中国北京注册成立的内资公司，地址为北京市朝阳区光华路5号院3号楼2层201内19室；和

Xing Cui Can International Media (Beijing) Co., Ltd. (the “Xing Cui Can”), a domestic company registered in Beijing, China, under the PRC laws；its address is Room 19 inside 201, 2nd Floor, Building 3, No.5 Guanghua Road, Chaoyang District, Beijing; and

(3)	张兵，一名中国公民，身份证号为430104196710302635（“股东一”）；

Zhang Bing, a PRC resident (ID No.: 430104196710302635) (the “Shareholder A”);

陆伽，一名中国公民，身份证号为110101198012262512（“股东二”）；

Lu Jia, a PRC resident (ID No.: 110101198012262512) (the “Shareholder B”);

张冉，一名中国公民，身份证号为110108198006286344（“股东三”）；

Zhang Ran, a PRC resident (ID No.: 110108198006286344) (the “Shareholder C”);

贺一星，一名中国公民，身份证号为230103196905085593（“股东四”）；

He Yixing, a PRC resident (ID No.: 230103196905085593) (the “Shareholder D”);

张荣辉，一名中国公民，身份证号为110108196911060733（“股东五”）；

Zhang Ronghui, a PRC resident (ID No.: 110108196911060733) (the “Shareholder E”);

林晖，一名中国公民，身份证号为310110196801157015（“股东六”）；

Lin Hui, a PRC resident (ID No.: 310110196801157015) (the “Shareholder F”);

金晖，一名中国公民，身份证号为31010919680401521X（“股东七”）；

Jin Hui, a PRC resident (ID No.: 31010919680401521X) (the “Shareholder G”);

郦韩英，一名中国公民，身份证号为330625197107244426（“股东八”）；

Li Hanying, a PRC resident (ID No.: 330625197107244426) (the “Shareholder H”);

张颖豪，一名中国公民，身份证号为441900198702090177（“股东九”）；

Zhang Yinghao, a PRC resident (ID No.: 441900198702090177) (the “Shareholder I”);

肖建聪，一名中国公民，身份证号为142623198012123419（“股东十”，与股东一、股东二、股东三、股东四、股东五、股东六、股东七、股东八和股东九合称为“股东”）。

Xiao Jiancong, a PRC resident (ID No.: 142623198012123419) (the “Shareholder J”, and together with the shareholders aforementioned, the “Shareholder”).

（以上外资企业、星璀璨和股东单独称为“一方”，合称为“各方”）。

(Each of WFOE, Xing Cui Can and the Shareholder, a “Party”, and collectively the “Parties”).

序言

RECITALS

(A)	鉴于，股东持有星璀璨100%的股权（星璀璨的具体股东持股情况详见附录）；

WHEREAS, the Shareholder holds 100% shares in Xing Cui Can (see the attachment hereto for details of specific holdings for the Shareholder of Xing Cui Can);

(B)	鉴于，外资企业、星璀璨、股东之间订立了一系列包括独家服务总协议、业务合作协议、独家购股权协议和股权质押协议在内的协议;这一系列协议为星璀璨的业务经营提供服务，同时保证外资企业对星璀璨享有的权利和应获得的利益得到保障；

WHEREAS, the WFOE, Xing Cui Can and the Shareholder have entered into a series of agreements, including a master exclusive service agreement, a business cooperation agreement, an exclusive option agreement and a share pledge agreement; these agreements provide Xing Cui Can with services necessary for its business operation and also ensure the WFOE’s rights to and interests in Xing Cui Can;

(C)	鉴于，股东分别在本协议签署之日向最终控股股东董事会出具了关于本协议和其在星璀璨直接或间接持有的权利和权益的书面股东承诺函（“《股东承诺函》”）；并且

WHEREAS, before the date of this agreement, the shareholder has respectively issued a written confirmation and guarantee letter (the “Shareholder Commitment Letter”) to Ultimate Controlling Shareholder’s Board upon their direct and indirect equity interest held in Xing Cui Can; and

(D)	鉴于，作为外资企业及其关联方为星璀璨的业务经营持续提供服务的对价，外资企业要求股东授权外资企业（及其继任者，包括取代外资企业的清算人，如涉及）或其指定的自然人作为股东的受托人（“受托人”），由受托人全权代表股东行使其就所持星璀璨之股权享有的任何及所有权利，且股东同意对受托人给予授权委托。

WHEREAS, as the consideration for the WFOE and its affiliates to continuously provide Xing Cui Can with services necessary for its business operation, the WFOE has requested the Shareholder to appoint the WFOE (as well as its successors, including a liquidator, if any, replacing the WFOE) or any natural person designated by the WFOE as its attorney-in-fact (“Attorney-in-Fact”), with full power of representation, to exercise any and all of the rights in respect of the Shareholder’s shares in Xing Cui Can and the Shareholder has agreed to make such appointment.

因此，基于本协议包含的前提、陈述、保证、承诺和约定，本协议各方约定如下并接受其法律效力：

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

协议

AGREEMENT

Section 1 第1条

股东在此不可撤销地选定并委托外资企业（及其继任者，包括取代外资企业的清算人，如涉及）或其指定的自然人为其受托人，代表股东行使相关法律法规及星璀璨的公司章程规定的就股东所持星璀璨之股权而享有的任何及所有权利，包括但不限于以下所列权利（合称“股东权利”）：

The Shareholder hereby irrevocably nominates and appoints the WFOE (as well as its successors, including a liquidator, if any, replacing the WFOE) or any natural person designated by the WFOE as its Attorney-in-Fact to exercise on the Shareholder’s behalf any and all rights that the Shareholder has in respect of her shares in Xing Cui Can conferred by relevant laws and regulations and the articles of association of Xing Cui Can, including without limitation, the following rights (collectively, “Shareholder Rights”):

(a)	以股东的名义、代表股东签署及交付任何书面决定，并签署星璀璨的任何董事或股东会会议记录；

to execute and deliver any and all written decisions in the name and on behalf of the Shareholder and to sign any minutes of meetings of the board or shareholders of Xing Cui Can;

(b)	就星璀璨的任何事项（包括但不限于出售、转让、抵押、质押或处分星璀璨的任何或全部资产）做出股东决定；

to make shareholder’s decision on any matters of Xing Cui Can, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of Xing Cui Can;

(c)	出售、转让、质押或处分在星璀璨的任何或全部股权；

to sell, transfer, pledge or dispose of any or all of the shares in Xing Cui Can;

(d)	如有必要，提名或任免星璀璨的董事、监事和高级管理人员；

to nominate, appoint or remove the directors, supervisors and senior management members of Xing Cui Can when necessary;

(e)	监督星璀璨的经营绩效；

to oversee the business performance of Xing Cui Can;

(f)	在任何时候查阅星璀璨的财务信息；

to have full access to the financial information of Xing Cui Can at any time;

(g)	当星璀璨的董事或高级管理人员的行为损害星璀璨或其股东利益时，对该等董事或高级管理人员提起股东诉讼或其它法律行动；

to file any shareholder lawsuits or take other legal actions against Xing Cui Can’s directors or senior management members when such directors or members are acting to the detriment of the interest of Xing Cui Can or its shareholder;

(h)	批准年度预算或宣布分红；

to approve annual budgets or declare dividends;

(i)	管理和处置星璀璨的资产；

to manage and dispose of the assets of Xing Cui Can;

(j)	对星璀璨的财务、会计和日常经营有完全的控制和管理权（包括但不限于签署合同、支付政府税项）；

to have the full rights to control and manage Xing Cui Can’s finance, accounting and daily operation (including but not limited to signing and execution of contracts and payment of government taxes and duties);

(k)	批准向政府主管机关递交任何登记文件；以及

to approve the filing of any documents with the relevant governmental authorities or regulatory bodies; and

(l)	星璀璨的公司章程及/或相关法律法规赋予股东的任何其他权利。

any other rights conferred by the articles of association of Xing Cui Can and/or the relevant laws and regulations on the Shareholder.

股东进一步同意并承诺：

The Shareholder further agrees and undertakes that

(a)	未经与受托人事先书面达成一致意见，股东不得自行行使任何股东权利；

in the absence of consensus with Attorney-in-Fact, he or she shall not exercise any of the Shareholder Rights at her own discretion;

(b)	若任何法律、法规或任何政府机关要求股东就某一项具体的受托事项出具或签署特别的授权委托书、政府审批申请文件或类似文件或要求办理相关手续（如授权委托书的公证等），则其应立即按照该等要求出具和/或配合签署相关文件；

If any law, regulation or any government agency requires the Shareholder to issue or sign the power of attorney, application documents for government approval or similar documents, or conduct relevant procedures (such as notarization of power of attorney, etc.) for a specific entrusted matters, the Shareholder shall immediately issue and/or cooperate with the signing of relevant documents in accordance with such requirements;

(c)	股东应及时采取所有必要的行动促使和确保股东在星璀璨的董事会或股东会所做出的所有决议得到执行，包括但不限于立即按照受托人的要求出具相关文件和/或配合签署相关文件。股东不得以其星璀璨股东身份，拖延或拒绝任何前述决议在星璀璨层面通过和/或得到执行；

The Shareholder shall promptly take all necessary actions to procure and ensure that all resolutions made by the Xing Cui Can’s board of directors or the board of shareholders are implemented, including but not limited to the immediate issuance of relevant documents and/or cooperation with the signing of such documents at the request of the Attorney-in-Fact. The Shareholder shall not delay or refuse any of the aforementioned resolutions to be passed and/or enforced as its shareholders;

(d)	星璀璨应配合受托人了解其运营详情。星璀璨应当向受托人提供任何公司账目、记录和其他文件。受托人有权摘录或复印此等账簿、账目、记录和其他文件；及

Xing Cui Can should cooperate with the Attorney-in-Fact to acquire the details of its operations. Xing Cui Can shall provide the Attorney-in-Fact with Xing Cui Can’s books, accounts, records and other documents. The Attorney-in-Fact has the right to extract and copy such books, accounts, records and other documents; and

(e)	股东就于本协议生效前股东之间关于限制星璀璨股权转让的相关条款或安排，关于星璀璨新增股本及股权转让的优先认购权及优先购买权的相关条款或安排以及任何与星璀璨股权处置相关的权利（如有）(合称“原限制性条款和优先权”)不存在任何争议；本协议生效后，股东就原限制性条款和优先权的相关一切权利义务自行消灭，股东不得再以任何形式就原限制性条款和优先权主张履行、违约等相关责任。

There is no dispute among Shareholder regarding the agreement or arrangement which be reached before the execution of this Agreement on the restriction on transfer of shares of Xing Cui Can, the pre-emptive right for increasing capital or transfer of shares of Xing Cui Can, and any rights relating to the disposal of shares of Xing Cui Can (if any) (collectively the “Original Restrictive terms and Pre-emptive right”); with the execution of this Agreement, all rights and obligations arising out of from Original Restrictive terms and Pre-emptive right shall eliminate. Shareholder shall no longer claim for performance, breach of contract, etc. in any form according to Original Restrictive terms and Pre-emptive right.

Section 2 第2条

外资企业有权完全自主决定委任一名或多名替换人选，行使受托人在本协议项下的任何或全部权利，外资企业亦有权自主决定撤销对该等替换人选的委任。

The WFOE has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights of the Attorney-in-Fact under this Agreement, and to revoke the appointment of such substitute or substitutes.

Section 3 第3条

星璀璨确认、承认并同意受托人代表股东行使任何及全部的股东权利。星璀璨进一步确认并承认受托人已进行或将进行的任何行为，已作出或将作出的任何决定，或已签署或将签署的任何文书或其他文件视同股东本人进行的行为、股东本人作出的决定或股东本人签署的文件，具有同等法律效力。

Xing Cui Can confirms, acknowledges and agrees to the appointment of the Attorney-in-Fact to exercise any and all of the Shareholder Rights. Xing Cui Can further confirms and acknowledges that any and all acts done or to be done, decisions made or to be made, and instruments or other documents executed or to be executed by the Attorney-in-Fact, shall therefore be as valid and effectual as though done, made or executed by the Shareholder.

Section 4 第4条

(a)  在任何股东发生死亡，丧失行为能力或发生其他可能影响其持有或行使其持有的星璀璨的股权的情况下，相关股东的（i）任意继承人或（ii）根据该等股东签署的《股东承诺函》由外资企业指定的自然人或法人（“指定受让人”）将被视为本协议的签署一方，承担相关在本协议下的所有权利和义务。如发生任何继承或《股东承诺函》项下的股权转让，股东将办理一切必要的手续并采取一切必要的行动以促使该等股权转让获取所需的政府审批（如适用）。

(a) In the event of death, incapacity or other conditions may affect the holding or exercise of Shareholder’s equity shares in Xing Cui Can, (i) any one of the heirs of the relevant shareholder or (ii) the person or legal person designated by the WFOE (the “Designated Transferee”) according to Shareholders Commitment Letter issued by the relevant Shareholder will be regard as a party to this Agreement and enjoy the rights and assume the obligations under this Agreement. In the event of any inheritance or equity transfer under the Shareholders Commitment Letter, the Shareholder shall go through all necessary formalities and take all necessary actions to facilitate the transfer of such equity to obtain the required government approval (if applicable).

股东在此进一步同意，如果任何人通过其他方式取得星璀璨股权，无论是通过自愿转让、根据法律转让、强制拍卖还是任何其他方式，该受让人所取得所有星璀璨之股权仍旧受本协议制约，受托人有权继续对该等股权行使本协议第1条规定的股东权利。

The Shareholder hereby further agrees that, if the Shareholder’s share in Xing Cui Can is transferred to any other party other than the aforesaid situations, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such share in Xing Cui Can so transferred remains subject to this Agreement and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such share in Xing Cui Can so transferred as described in Section 1 hereunder.

(b)  为避免任何疑问，若股东需要根据其与外资企业或其关联方签订的《独家购股权协议》、《股权质押协议》（包括将来修改后的协议）向外资企业或其关联方转让股权，受托人有权代表股东签署股权转让协议及其他相关协议，履行《独家购股权协议》及《股权质押协议》所有股东义务。若外资企业提出要求，股东应签署任何文件、加盖公章和/或印章，并采取任何其他必要行动以完成前述股权转让。

(b) Furthermore, for the avoidance of any doubt, if any share transfer is contemplated under any exclusive option agreement and share pledge agreement(s) that the Shareholder enters into for the benefits of the WFOE or its affiliate (as the same may be amended from time to time), the Attorney-in-Fact shall, on behalf of the Shareholder, have the right to sign the share transfer agreement and other relevant agreements and to perform all shareholder obligations under the exclusive option agreement and the share pledge agreement(s). If required by the WFOE, the Shareholder shall sign any documents and fix the chops and/or seals thereon and the Shareholder shall take any other actions as necessary for purposes of consummation of the aforesaid share transfer.

Section 5 第5条

股东进一步同意并向外资企业承诺，假如股东由于其在星璀璨的股权利益收到任何股息、利息、任何其他形式的资本分派、清算（包括中国法律项下的强制清算）后剩余资产、或因股权转让产生的收入或对价，股东将会在法律允许的范围内，将所有这些股息、利息、资本分派、资产、收入或对价给予外资企业或其指定的实体而不要求任何补偿。

The Shareholder further covenants with and undertakes to the WFOE that, if the Shareholder receives any dividends, interest, any other forms of capital distributions, residual assets upon liquidation (including mandatory liquidation under PRC laws), or proceeds or consideration from the transfer of share as a result of, or in connection with, the Shareholder’s shares in Xing Cui Can, the Shareholder shall, to the extent permitted by applicable laws, remit all such dividends, interest, capital distributions, assets, proceeds or consideration to the WFOE or the entity designated by the WFOE without any compensation.

Section 6 第6条

股东特此授权受托人依其完全自主判断行使股东权利，并且无需获得股东的任何口头或书面指示，在任何情况下，受托人不应就其行使本协议项下委托权利而被要求对本协议其他方或任何第三方承担任何责任或做出任何经济上的或其他方面的补偿。股东承诺批准并认可外资企业或其委任的任何替换人或代理人根据本协议作出的或促使作出的任何合法行为。

The Shareholder hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to its own judgment without any oral or written instruction from the Shareholder. In no event shall the Attorney-in-Fact be required to assume any responsibility or make compensation in financial or other aspects to the other Party of this Agreement or any third party for the exercise of its entrusted rights under this Agreement. The Shareholder undertakes to approve and ratify any acts which the WFOE or any substitutes or agents appointed by the WFOE may lawfully do or cause to be done pursuant to this Agreement.

Section 7 第7条

股东和星璀璨各自向受托人做出以下陈述与保证：

The Shareholder and Xing Cui Can hereby state and covenant respectively as follow:

(a)	其具有订立本协议并履行本协议项下义务及责任所需的全部权力和能力；

Each of the Shareholder and Xin Cui Can has full legal capacity and authorizations to execute and deliver this Agreement and to perform their respective obligations under this Agreement;

(b)	其在本协议中承担的义务及责任为合法的、有效的、具有约束力的，并可按其条款强制执行；

The obligations and responsibilities of each of the Shareholder and Xing Cui Can in this Agreement are legal, valid, binding and enforceable in accordance with its terms;

(c)	进行和从事所有需要采取、满足或实施的行动以及所有条件和事项（包括取得任何所需的同意、批准和授权，如法律有此要求），以：

Each of the Shareholder and Xin Cui Can shall conduct and engage in all actions that need to be taken, met or implemented, and all conditions and matters (including obtaining any required consent, approval, and authorization, as required by law), in order to:

(i)	使其合法订立本协议，行使其在本协议下的权利，履行和遵守本协议下其承担的义务及责任；

legally enter into this Agreement, exercise the rights under this Agreement, and perform and execute the obligations and responsibility under this Agreement;

(ii)	确保本协议下由其承担的义务及责任是合法、有效和具有约束力的；及

ensure that the obligations and responsibility assumed by this Agreement are legal, valid and binding; and

(iii)	使本协议在所适用的法律项下均成为可以接受的证据。

make this Agreement an acceptable evidence under the applicable law.

(d)	签署和交付本协议以及履行其项下的任何义务，不会：(i) 导致违反任何相关的中国法律；(ii) 与星璀璨的公司章程、内部细则或其他组织文件抵触；(iii) 导致违反其订立或对其具有约束力的任何合同或文件，或构成该等合同或文件项下的违约；(iv) 导致违反向其发放的任何证照或许可的任何发放条件和/或持续有效的条件；及 (v) 导致向其发放的任何证照或许可被吊销、没收或附加额外条件；

The execution and delivery of this Agreement and the performance of any obligations under this Agreement: (i) do not cause any violation of any applicable PRC laws; (ii) are not inconsistent with the articles of association, bylaws or other organizational documents of Xing Cui Can; (iii) do not cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) do not cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to any of them; and (v) do not cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to any of them;

Section 8 第8条

本协议于文首标明的日期签署并应自该等日期起生效。本协议项下授予受托人的权力及权利的期限与受托人和星璀璨签署的独家服务协议的期限相等。

This Agreement shall be duly executed and come into effect on the date appearing at the head of this Agreement. The proxy term of the Attorney-in-Fact with the authorization and rights hereunder is equal to the term of the Exclusive Service Agreement entered into between the Attorney-in-Fact and Xing Cui Can.

Section 9 第9条

各方承认，各方就本协议交换的任何口头或书面信息均属于保密信息。每一方应对上述全部信息保密，在未取得其他方的书面同意前，不得向任何第三方披露任何相关信息，但下述情况除外：(a) 该信息已经或将被公众所知（但不是因为接受一方的公开披露导致的）；(b) 按照适用法律、法规或股票交易所的要求披露的；或 (c) 任何一方需要向其法律顾问或财务顾问披露的有关本协议项下拟定交易的信息，且该法律顾问或财务顾问受与本款规定相类似的保密义务的制约。如任何一方聘用的任何职员或代理机构披露保密信息，将被视为该方披露了该保密信息并因此承担违约责任。本款规定将在本协议因任何原因终止后持续有效。

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except under the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or regulations or rules of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, provided that such legal counsel or financial advisor is also bound by confidentiality duties similar to the duties set out in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

Section 10 第10条

如一方违反本协议（包括但不限于违反其于合同项下的陈述、保证、承诺及其他义务），则该方应就违反本协议而给任何其他方造成的损失、损害、责任、被索赔损失等（“损失”）依照该等其他方的要求立即予以赔偿，但如果任何其他方遭受的损失系由于该其他方或该其他方的董事、管理人员、雇员或者代理自身的故意行为不当、违反法律、违约行为、重大过失等原因造成的，则违约方无需对该其他方予以赔偿。

Any Party shall forthwith on demand indemnify any other Parties against any claim, loss, liability or damage (“Loss”) incurred as a consequence of any breach by such Party of this Agreement (including but not limited to any breach of any of the representations, warranties, covenants or other obligations under this Agreement) provided that no Party shall be liable to indemnify any other Party for any Loss to the extent that such Loss arises from the willful misconduct, breach of applicable law, regulation or contractual obligation or from the material negligence of such other Party or its directors, officers, employees, or agents.

Section 11 第11条

(a)	本协议及本协议中明确提到或包含的全部约定和/或文件，构成关于本协议标的事项的完整协议，取代各方先前就本协议标的事项达成的所有口头约定、合同、谅解和交流。

(a)	This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by the Parties with respect to the subject matter of this Agreement.

(b)	对本协议的任何修改应以书面方式作出，并仅在本协议各方签字后生效。经各方正式签署的修改协议或补充协议构成本协议的组成部分，与本协议具有同等法律效力。

(b)	Any modification of this Agreement shall be made in a written form and shall only become effective upon execution by all Parties of this Agreement. Modifications and supplements to this Agreement duly executed by the Parties shall be parts of this Agreement and shall have the same legal effect as this Agreement.

(c)	如美国全国证券交易商协会自动报价表（“纳斯达克”）或其他监管机构或交易所对本协议提出任何修改意见，或纳斯达克上市规则或相关要求发生任何与本协议有关的变化，各方应据此对本协议进行修订。

If the[National Association of Securities Dealers Automated Quotations (“NASDAQ”) or other regulatory authorities or stock exchanges introduce any change to this Agreement, or any changes on NASDAQ listing rules or applicable regulations relating to this Agreement, the Parties shall amend this Agreement accordingly.

Section 12 第12条

本协议根据中国法律解释并受其管辖。

This Agreement shall be construed in accordance with and governed by the PRC laws.

Section 13 第13条

因本协议产生或与本协议相关的任何争议或主张应由各方通过友好协商的方式解决。如果在任何一方要求通过协商解决争议后30天之内各方未能解决争议，应将争议提交到上海国际经济贸易仲裁委员会，由上海国际经济贸易仲裁委员会按照申请仲裁时该仲裁委员会有效的仲裁规则仲裁解决。仲裁地为上海。仲裁使用的语言应为中文。仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（例如，就商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对星璀璨之股权或土地资产的救济措施和针对星璀璨的清算令。仲裁裁决具终局性且对各方都有约束力。

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties within 30 days after any Party request to settle the dispute, such dispute shall be submitted to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration. The place of arbitration shall be in Shanghai and the arbitration procedure shall be conducted in Chinese language. The arbitral tribunal or the arbitrators shall have the authority to award any remedy or relief in accordance with the terms of this Agreement and applicable PRC laws, including provisional and permanent injunctive relief (such as injunctive relief with respect to the conduct of business or to compel the transfer of assets), specific performance of any obligation created hereunder, remedies over the shares or land assets of Xing Cui Can and winding up orders against Xing Cui Can. The arbitral award shall be final and binding upon all Parties.

在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，协议各方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，各方达成共识在不违反适用法律的前提下，纽约、开曼群岛、公司的注册成立地（即中国北京）及最终控股股东或星璀璨主要资产所在地的法院，对前述目的拥有司法管辖权。

To the extent permitted under applicable PRC laws, each of the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction in support of the arbitration when formation of the arbitral tribunal is pending or under appropriate circumstances. For this purpose, the Parties agree that, to the extent not against applicable laws, the courts of New York, the courts of the Cayman Islands, the courts of PRC (the registered place of Xing Cui Can) and the courts of the places where the principal assets of the Ultimate Controlling Shareholder or Xing Cui Can are located, shall all be deemed to have jurisdiction.	LD43-3 (18)(c)(ii)

Section 14 第14条

任何一方按本协议规定发出的通知或其他通信应以英文或中文语书写，并可以专人递送、挂号邮寄、邮资预付邮寄、或受承认的专递服务或发送传真的形式发送到有关各方不时指定的收件地址。通知被视为实际到达的日期，应按如下方式确定：(a) 专人递送的通知，专人递送当日即视为已实际送达；(b)用信函发出的通知，则在邮资付讫的航空挂号信寄出日（依邮戳为准）后的第十（10）天，即视为已实际送达，或在送交国际认可的专递服务公司后的第四（4）天，即视为已实际送达；以及(c)用传真发送的通知，在有关文件的传送确认单上所显示的接收时间，即视为已实际送达。

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when a notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the postage prepaid registered airmail is posted (as evidenced by the postmark), or on the fourth (4th) day after the date when the notice is delivered to an internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon receipt as evidenced by the time shown in the transmission confirmation for the relevant documents.

为通知的目的，各方地址如下：

公司： 耀世星辉新文娱（北京）科技有限公司

Company: Glory Star New Media (Beijing) Technology Co., Ltd.

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人： 唐庆飞

Recipient: Qingfei Tang

姓名： 张兵

Name: Zhang Bing

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 陆伽

Name: Lu Jia

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 张冉

Name: Zhang Ran

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 贺一星

Name: He Yixing

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 张荣辉

Name: Zhang Ronghui

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 林晖

Name: Lin Hui

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 金晖

Name: Jin Hui

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 郦韩英

Name: Li Hanying

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 张颖豪

Name: Zhang Yinghao

地址： 中国广东省东莞市万江区官桥滘龙湾公园正门

Address: Guanqiao Jiaolongwan Park, Wanjiang district, Dongguan, Guangdong, China

姓名： 肖建聪

Name: Xiao Jiancong

地址： 中国北京市海淀区北四环西路58号理想国际大厦18层

Address: 18th Floor, Iideal International Building, No. 58 North Fourth Ring West Road, Haidian District, Beijing, China

公司： 星璀璨国际传媒（北京）有限公司

Company: Xing Cui Can International Media (Beijing) Co., Ltd.

中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

任何一方均可按本条条款通过向其他各方发出通知随时更改其通知的收件地址。

Any one of the Parties may change the address at any time by giving notice to other parties in accordance with the terms of this Section.

Section 15 第15条

如果本协议项下的任何条款因与有关法律不一致而无效或不可执行，则该条款仅在有关法律的管辖范围之内被视为无效或不可执行，并且本协议其他条款的有效性, 合法性和可强制执行性不受其影响。

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

Section 16 第16条

(a)	未经受托人的事先书面同意，股东或星璀璨不得将其在本协议项下的权利和义务转让给任何第三方。

The Shareholder or Xing Cui Can shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of the Attorney-in-Fact.

(b)	受托人有权自行决定向其董事、管理人员或其他职员转授权或转让其被股东授权的权利而不必事先通知股东或得到股东的同意。

The Attorney-in-Fact may, at its own discretion, delegate or transfer the rights granted by the Shareholder to its directors, officers and other staff, without prior notice to the Shareholder or with the consent of the Shareholder.

Section 17 第17条

本协议对各方各自的继任者和该等各方所允许的受让方均具有约束力。

This Agreement is binding on the respective successors of the Parties and the transferees permitted by such parties.

Section 18 第18条

(a)	本协议期满或提前终止前因本协议而发生的或到期的任何义务在本协议期满或提前终止后应继续有效。

Any obligations arising or due under this Agreement prior to the expiration or early termination shall be continually effective after the expiration or early termination.

(b)	第12、13和14条和本第18条的规定在本协议终止后应继续有效。

Section 12, 13, 14 and 18 shall continue to be valid after the termination of this Agreement.

Section 19 第19条

任何一方均可以对本协议的条款和条件作出弃权，但该等弃权必须经书面作出并须经各方签字。任何一方在某种情况下就其他各方的违约所作出的弃权不应被视为该等一方在其他情况下就类似的违约作出弃权。

Any Party may waive the terms and the conditions in this Agreement, but such waiver shall be made in written form and signed by all parties. Waiver to breach of any terms hereunder by one party shall not be deemed as a waiver to similar breach in other circumstances.

Section 20 第20条

本协议由协议各方签署十三份正本，每方各执一份，其余由外资企业持有，全部原件具有相同的法律效力。本协议可以一份或多份副本形式签署。

This Agreement shall be executed in thirteen originals by all Parties, with each Party holding one original and the WFOE holding the remaining ones. All originals shall have the same legal effect. This Agreement may be executed in one or more counterparts.

Section 21 第21条

本协议中英文版本具有相同的效力。若中文和英文有不一致，以中文文本为准。

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[后附签字页Signature Pages Follow]

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

耀世星辉新文娱（北京）科技有限公司

Glory Star New Media (Beijing) Technology Co., Ltd.

授权代表：

Authorized Representative:

签字/Signature: /s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

星璀璨国际传媒（北京）有限公司

Xing Cui Can International Media (Beijing) Co., Ltd.

授权代表

Authorized Representative:

签字/Signature: /s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张兵

Zhang Bing

签字/Signature: /s/ Zhang Bing

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

陆伽

Lu Jia

签字/Signature: /s/ Lu Jia

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张冉

Zhang Ran

签字/Signature: /s/ Zhang Ran

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

贺一星

He Yixing

签字/Signature: /s/ He Yixing

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张荣辉

Zhang Ronghui

签字/Signature: /s/ Zhang Ronghui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

林晖

Lin Hui

签字/Signature: /s/ Lin Hui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

金晖

Jin Hui

签字/Signature: /s/ Jin Hui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

郦韩英

Li Hanying

签字/Signature: /s/ Li Hanying

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张颖豪

Zhang Yinghao

签字/Signature: /s/ Zhang Yinghao

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

肖建聪

Xiao Jiancong

签字/Signature: /s/ Xiao Jiancong

附录

Schedule

星璀璨股东情况

Holdings of the Shareholder

序号 Number	股东名称 Name	认缴注册资本 （元） Subscription of Registered Capital (RMB)	持股比例 Shareholding Ratio
1	张兵 Zhang Bing	3,232,800	53.50%
2	陆伽 Lu Jia	2,155,200	35.67%
3	张冉 Zhang Ran	612,000	10.13%
4	张荣辉 Zhang Ronghui	6,020	0.10%
5	贺一星 He Yixing	6,020	0.10%
6	林晖 Lin Hui	6,020	0.10%
7	金晖 Jin Hui	6,024	0.10%
8	郦韩英 Li Hanying	6,024	0.10%
9	张颖豪 Zhang Yinghao	6,024	0.10%
10	肖建聪 Xiao Jiancong	6,024	0.10%
合 计 Sum		6,042,156	100.00%